EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G filed herewith (and any amendments thereto), relating to the Common Stock of TiVo, Inc., a Delaware corporation, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(c) under the Securities Exchange Act of 1934, as amended, on behalf of each of the undersigned.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated this 18th day of January, 2013.

CITADEL ADVISORS LLC		CITADEL ADVISORS HOLDINGS LP
By: By: By:	Citadel Advisors Holdings LP, its Managing Member Citadel Investment Group II, L.L.C., its General Partner /s/ Mark Polemeni Mark Polemeni, Authorized Signatory	By: By:	Citadel Investment Group II, L.L.C., its General Partner /s/ Mark Polemeni Mark Polemeni, Authorized Signatory

CITADEL INVESTMENT GROUP II, L.L.C.		KENNETH GRIFFIN
By:	/s/ Mark Polemeni Mark Polemeni, Authorized Signatory	By:	/s/ Mark Polemeni Mark Polemeni, attorney-in-fact*

*	Mark Polemeni is signing on behalf of Kenneth Griffin as attorney-in-fact pursuant to a power of attorney attached hereto as Exhibit 99.2.